SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 31, 2008

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of Company as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Plantation Street, Worcester, Massachusetts, 01605 (Address of principal executive offices, including zip code)

(508) 756-1212
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

EXPLANATORY NOTE: This Amendment to the Current Report on Form 8-K of Advanced Cell Technology, Inc., a Delaware corporation (the “Company”), is being filed to amend the disclosure that was set forth in Item 1.01 of the Current Report on Form 8-K filed by the Company on April 1, 2008.

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ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Company previously disclosed in a Form 8-K filed on April 1, 2008 the closing of the senior secured convertible debenture and warrant financing (“2008 Financing”).

Due to additional investments made in the Company prior to the release of the closing escrow, the aggregate purchase price for the debentures purchased at the 2008 Financing, including in-kind payments and refinancing of bridge debt incurred in anticipation of the financing, was increased to $3,218,231 and the cash purchase price excluding refinancing of bridge debt and in-kind payments was increased to $2,527,231.

Except as described above, no other amendments are made to the disclosure under Item 1.01 contained in the original Form 8-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: April 8, 2008